EXHIBIT 99.1

Gartner	Press Release
CONTACT:
Sherief Bakr
Group Vice President, Investor Relations
+1 203 316 6537
investor.relations@gartner.com
Gartner Reports Financial Results for Fourth Quarter and Full Year 2015
Contract Value up 14% YoY FX Neutral to $1.761 Billion
Fourth Quarter Revenue Increased 10% YOY, to $643.8 Million
STAMFORD, Conn., February 4, 2016 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for fourth quarter and full year 2015 and provided its preliminary financial outlook for full year 2016.
For fourth quarter 2015, total revenue was $643.8 million, an increase of 10% over fourth quarter 2014. Excluding the negative impact of foreign exchange, quarterly revenues increased 16% in 2015. Fourth quarter 2015 net income was $65.8 million, an increase of 11% over fourth quarter 2014. Normalized EBITDA was $136.9 million for fourth quarter 2015, an increase of 13% over fourth quarter 2014 on a reported basis and 19% adjusted for foreign exchange impact. Diluted Earnings Per Share was $0.78 in fourth quarter 2015 compared to $0.66 in fourth quarter 2014. Diluted Earnings Per Share Excluding Acquisition Adjustments was $0.92 in fourth quarter 2015 compared to $0.72 in fourth quarter 2014. (See “Non-GAAP Financial Measures” below for a discussion of Normalized EBITDA and Diluted Earnings Per Share Excluding Acquisition Adjustments).
For full year 2015, total revenue was $2.163 billion, an increase of 7% over 2014, but excluding the negative foreign exchange impact, revenues increased 13%. Net income was $175.6 million in 2015, a decrease of 4% compared to 2014. Normalized EBITDA was $407.5 million in 2015, an increase of 5% over 2014 as reported and 13% adjusted for the foreign exchange impact. Diluted Earnings Per Share was $2.06 in 2015, an increase of 1% compared to 2014. Diluted Earnings Per Share Excluding Acquisition Adjustments increased 7%, to $2.39 in 2015 compared to $2.24 in 2014.
Gene Hall, Gartner’s chief executive officer, commented, "Gartner continued its trend of strong results in 2015 and executed on a number of key strategic initiatives designed to drive long term growth. I remain confident that we will continue to deliver strong results in 2016 and beyond."
Business Segment Highlights
Research
Revenue for fourth quarter 2015 was $420.5 million, up 13% compared to fourth quarter 2014. Research revenues increased 18% in the fourth quarter of 2015 excluding the foreign exchange impact. The quarterly gross contribution margin was 68% and 69% in 2015 and 2014, respectively. Contract value was $1.761 billion at December 31, 2015, an increase of 14% on a foreign exchange neutral basis and 10% on a reported basis compared to December 31, 2014. Fourth quarter 2015 and 2014 client retention was 84% and 85%, respectively, while wallet retention was 105% and 106%, respectively.

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Consulting
Revenue for fourth quarter 2015 was $87.9 million, which was flat compared to fourth quarter 2014. Excluding the foreign exchange impact, revenues increased 5%. The gross contribution margin was 30% and 32% in fourth quarter 2015 and 2014, respectively. Fourth quarter 2015 utilization was 67% compared to 72% in fourth quarter 2014. As of December 31, 2015, billable headcount was 606 compared to 535 at year-end 2014. Backlog was $117.7 million at December 31, 2015 compared to $102.6 million at December 31, 2014.
Events
Revenue for fourth quarter 2015 was $135.3 million, an increase of 11% compared to fourth quarter 2014 and 17% excluding the foreign exchange impact. The gross contribution margin was 57% in fourth quarter 2015 compared to 56% in the prior year quarter. The Company held 15 events with 24,208 attendees in fourth quarter 2015, compared to 13 events and 23,453 attendees in fourth quarter 2014.
Cash Flow and Balance Sheet Highlights
Gartner generated $346 million of operating cash flow in full year 2015 compared to $347 million in 2014. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) totaled $46 million in 2015. Free Cash Flow for the full year 2015 was $316 million, a slight increase compared to 2014 (See “Non-GAAP Financial Measures” below for a discussion of Free Cash Flow). At December 31, 2015, the Company had $373 million of cash and $656 million of borrowing capacity on its revolving credit facility. During 2015, the Company used $509 million in cash to repurchase its common shares and $196 million for acquisitions.
Financial Outlook for 2016
The Company also provided its preliminary financial outlook for 2016:
Projected Revenue

($ in millions)	2016 Projected Range			% Change
Research	$1,785	—	$1,815	13%	—	15%
Consulting	330	—	345	1	—	5
Events	275	—	290	9	—	15
Total Revenue	$2,390	—	$2,450	10%	—	13%

Projected Earnings and Cash Flow (1)

($ in millions, except per share data)	2016 Projected Range			% Change
GAAP Diluted Earnings Per Share	$2.15	—	$2.37	4%	—	15%
Diluted Earnings Per Share Excluding Acquisition Adjustments	2.55	—	2.77	7	—	16
Normalized EBITDA	440	—	470	8	—	15

Operating Cash Flow	350	—	375	1	—	9
Acquisition and Integration Payments	42	—	42	>100	—	>100
Capital Expenditures	(47)	—	(47)	2	—	2
Free Cash Flow	$345	—	$370	9%	—	17%
(1) See “Non-GAAP Financial Measures” below for descriptions of Diluted Earnings Per Share Excluding Acquisition Adjustments, Normalized EBITDA, and Free Cash Flow.

Gartner, Inc.	page 2

Conference Call Information
Gartner has scheduled a conference call at 8:30 a.m. eastern time on Thursday, February 4, 2016 to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dial-in. The U.S. dial-in number is 888-679-8033 and the international dial-in number is 617-213-4846 and the participant passcode is 90044241#. The question and answer session of the conference call will be open to investors and analysts only. A replay of the webcast will be available for approximately 90 days following the call.
Annual Meeting of Stockholders
Gartner will hold its 2016 Annual Meeting of Stockholders at 10:00 a.m. eastern time on Thursday, May 26, 2016 at the Company’s offices in Stamford, Connecticut.
About Gartner

Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to supply chain and digital marketing professionals and technology investors, we are the valuable partner to clients in 10,796 distinct enterprises. Through the resources of Gartner Research, Consulting and Events, we work with clients to research, analyze and interpret the business of IT within the context of their individual roles. Gartner is headquartered in Stamford, Connecticut, U.S.A., and as of December 31, 2015, had 7,834 associates, including 1,731 research analysts and consultants, and clients in over 90 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Normalized EBITDA: Represents operating income excluding stock-based compensation expense, depreciation and amortization, accretion on obligations related to excess facilities, and acquisition and integration charges. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results. Investors are cautioned that Normalized EBITDA is not a financial measure defined under generally accepted accounting principles and as a result is considered a non-GAAP financial measure. We provide this measure to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Normalized EBITDA should not be construed as an alternative to any other measure of performance determined in accordance with generally accepted accounting principles.

Diluted Earnings Per Share Excluding Acquisition Adjustments: Represents GAAP diluted earnings per share adjusted for the per share impact of certain items directly related to acquisitions, net of tax effect. The adjustments consist of amortization of identifiable intangibles, non-recurring acquisition and integration charges such as legal, consulting, retention, severance and other costs, and non-cash fair value adjustments on pre-acquisition deferred revenues. We believe Diluted Earnings Per Share Excluding Acquisition Adjustments is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities plus cash acquisition and integration payments less cash paid for capital expenditures. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that is available to be used to repurchase our stock, repay debt obligations, invest in future growth through new business development activities, or make acquisitions.

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Safe Harbor Statement

Statements contained in this press release regarding the Company’s growth and prospects, projected 2016 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve and effectively manage growth, including our ability to integrate acquisitions and consummate future acquisitions; our ability to pay our debt; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; and other factors described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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Gartner, Inc.	page 4

GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014		2015	2014
Revenues:
Research	$420,499	$373,395	13%	$1,583,486	$1,445,338	10%
Consulting	87,921	88,337	—%	327,735	348,396	(6)%
Events	135,348	122,247	11%	251,835	227,707	11%
Total revenues	643,768	583,979	10%	2,163,056	2,021,441	7%
Costs and expenses:
Cost of services and product development	257,217	235,875	9%	839,076	797,933	5%
Selling, general and administrative	258,809	235,888	10%	962,677	876,067	10%
Depreciation	8,850	8,061	10%	33,789	31,186	8%
Amortization of intangibles	6,359	2,463	>100	13,342	8,226	62%
Acquisition and integration charges	10,912	5,852	86%	26,175	21,867	20%
Total costs and expenses	542,147	488,139	11%	1,875,059	1,735,279	8%
Operating income	101,621	95,840	6%	287,997	286,162	1%
Interest expense, net	(6,013)	(3,301)	82%	(20,782)	(10,887)	91%
Other income (expense), net	1,059	(251)	>100	4,996	(592)	>100
Income before income taxes	96,667	92,288	5%	272,211	274,683	(1)%
Provision for income taxes	30,904	33,144	(7)%	96,576	90,917	6%
Net income	$65,763	$59,144	11%	$175,635	$183,766	(4)%

Income per common share:
Basic	$0.80	$0.67	19%	$2.09	$2.06	1%
Diluted	$0.78	$0.66	18%	$2.06	$2.03	1%
Weighted average shares outstanding:
Basic	82,677	87,647	(6)%	83,852	89,337	(6)%
Diluted	83,890	88,956	(6)%	85,056	90,719	(6)%

BUSINESS SEGMENT DATA
(Unaudited; in thousands)

	Revenue	Direct Expense	Gross Contribution	Contribution Margin
Three Months Ended 12/31/15
Research	$420,499	$135,494	$285,005	68%
Consulting	87,921	61,903	26,018	30%
Events	135,348	58,248	77,100	57%
TOTAL	$643,768	$255,645	$388,123	60%
Three Months Ended 12/31/14
Research	$373,395	$116,957	$256,438	69%
Consulting	88,337	59,753	28,584	32%
Events	122,247	54,004	68,243	56%
TOTAL	$583,979	$230,714	$353,265	60%
Twelve Months Ended 12/31/15
Research	$1,583,486	$486,659	$1,096,827	69%
Consulting	327,735	220,542	107,193	33%
Events	251,835	121,308	130,527	52%
TOTAL	$2,163,056	$828,509	$1,334,547	62%
Twelve Months Ended 12/31/14
Research	$1,445,338	$443,424	$1,001,914	69%
Consulting	348,396	228,465	119,931	34%
Events	227,707	115,323	112,384	49%
TOTAL	$2,021,441	$787,212	$1,234,229	61%

SELECTED STATISTICAL DATA

	December 31, 2015	December 31, 2014
Research contract value (a)	$1.761	$1.603
Research client retention	84%	85%
Research wallet retention	105%	106%
Research client enterprises (b)	10,796	9,958

Consulting backlog (c)	$117,700	$102,600
Consulting—quarterly utilization	67%	72%
Consulting billable headcount	606	535
Consulting—average annualized revenue per billable headcount (c)	$389	$463

Events—number of events for the quarter	15	13
Events—attendees for the quarter	24,208	23,453
 (a) In billions.
 (b) An enterprise is defined as a single company or customer.
(c) In thousands.

SUPPLEMENTAL INFORMATION
Reconciliation - Operating income to Normalized EBITDA (a) (Unaudited; in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income	$65,763	$59,144	$175,635	$183,766
Interest expense, net	6,013	3,301	20,782	10,887
Other (income) expense, net	(1,059)	251	(4,996)	592
Tax provision	30,904	33,144	96,576	90,917
Operating income	$101,621	$95,840	$287,997	$286,162
Normalizing adjustments:
Stock-based compensation expense (b)	9,169	9,436	46,149	38,861
Depreciation, accretion, and amortization (c)	15,226	10,543	47,214	39,544
Acquisition and integration adjustments (d)	10,912	5,852	26,175	21,867
Normalized EBITDA	$136,928	$121,671	$407,535	$386,434
(a) Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.
(b) Consists of charges for stock-based compensation awards.
(c) Includes depreciation expense, accretion on excess facilities accruals, and amortization of intangibles.
(d) Consists of directly-related incremental expenses from acquisitions.

Reconciliation - Diluted Earnings Per Share to Diluted Earnings Per Share Excluding Acquisition Adjustments (a) (Unaudited; in thousands, except per share amounts):

	Three Months Ended December 31,
	2015		2014
	After-tax Amount	EPS	After-tax Amount	EPS
Diluted earnings per share	$65,763	$0.78	$59,144	$0.66
Acquisition adjustments, net of tax effect (b):
Amortization of acquired intangibles (c)	4,312	0.05	1,562	0.02
Acquisition and integration charges (d)	7,508	0.09	3,743	0.04
Diluted earnings per share excluding acquisition adjustments (e)	$77,583	$0.92	$64,449	$0.72

	Twelve Months Ended December 31,
	2015		2014
	After-tax Amount	EPS	After-tax Amount	EPS
Diluted earnings per share	$175,635	$2.06	$183,766	$2.03
Acquisition adjustments, net of tax effect (b):
Amortization of acquired intangibles (c)	8,993	0.11	5,272	0.06
Acquisition and integration charges (d)	18,418	0.22	14,337	0.15
Diluted earnings per share excluding acquisition adjustments (e)	$203,046	$2.39	$203,375	$2.24

(a)
Diluted earnings per share excluding acquisition adjustments represents GAAP diluted earnings per share adjusted for the per share impact of certain items directly-related to acquisitions, net of tax effect.

(b)
The effective tax rates on the adjustments were 31% and 30% for the three and twelve months ended December 31, 2015, respectively, and 36% and 34% for the three and twelve months ended December 31, 2014, respectively.

(c)	Consists of non-cash amortization charges related to acquired intangibles.

(d)	Consists of directly-related incremental expenses from acquisitions.

(e)
Calculated based on 83.9 million and 89.0 million shares for the three months ended December 31, 2015 and 2014, respectively, and 85.1 million and 90.7 million shares for the twelve months ended December 31, 2015 and 2014, respectively.

SUPPLEMENTAL INFORMATION continued
Selected Balance Sheet data (Unaudited; in thousands)

	December 31,
	2015	2014
Cash and cash equivalents	$372,976	$365,302
Fees receivable, net	580,763	552,107
Total assets	2,174,686	1,904,351
Deferred revenues	900,801	841,457
Total current and long-term debt	825,000	405,000
Total liabilities	2,307,086	1,743,180
Total stockholders’ (deficit) equity	$(132,400)	$161,171
Selected Cash Flow Data (Unaudited; in thousands):

	Twelve Months Ended December 31,
	2015	2014
Cash provided by operating activities	$345,561	$346,779
Cash paid for capital expenditures	46,128	38,486
Cash paid for treasury stock	509,049	432,006
Cash paid for acquisitions, net (a)	196,229	124,291
Cash receipts (payments) on debt, net	$420,000	$200,000
(a) Includes escrow amounts.
Reconciliation - Cash Provided by Operating Activities to Free Cash Flow (a) (Unaudited; in thousands):

	Twelve Months Ended December 31,
	2015	2014
Cash provided by operating activities	$345,561	$346,779
Adjustments:
Cash acquisition and integration payments	16,975	3,753
Cash paid for capital expenditures	(46,128)	(38,486)
Free Cash Flow	$316,408	$312,046
(a) Free cash flow is based on cash provided by operating activities determined in accordance with GAAP plus cash acquisition and integration payments less additions to capital expenditures.